UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 25, 2010

Date of Report (Date of earliest event reported)

MID PENN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13677	25-1666413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

349 Union Street, Millersburg, Pennsylvania		17061
(Address of principal executive offices)		(Zip Code)

(717) 692-2133

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On August 25, 2010, in connection with a periodic review of governance documents, the Board of Directors of Mid Penn Bancorp, Inc. (the “Company”) reviewed the Company’s Bylaws in their entirety and amended and restated the Company’s Bylaws in the form attached as Exhibit 3(ii) to this Report. In summary, the Board of Directors of the Company approved the following changes to the Company’s Bylaws, effective August 25, 2010, which changes are reflected in Exhibit 3(ii):

•

Revised the provisions relating to meetings of shareholders so that the annual meeting can be held on any date during the year as may be designated by the Board of Directors and that special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or a majority of the Executive Committee of the Board of Directors. The previous provisions required the annual meeting of shareholders to be called no later than May 31 of any year and permitted special meetings of shareholders to be called by the Chairman, the President, a majority of the Board of Directors, the Executive Committee of the Board of Directors, or by shareholders entitled to cast at least 20% of the votes which all shareholders are entitled to cast at a particular meeting.

•	Clarified the language of the voting provisions of Section 4.2 of the Bylaws.

•	Updated the language included in Article 5 of the Bylaws relating to the requirements for a valid proxy.

•

Revised Section 10.4 of the Bylaws relating to removal of directors for proper cause by defining proper cause for removal of a director by the Board of Directors to mean (i) a breach by a director of the director’s fiduciary duty, (ii) a willful violation of any written code of conduct or published policy or procedure applicable to directors of the Company, (iii) a willful violation of any material banking law or regulation applicable to the Company or any of its banking subsidiaries, (iv) missing three consecutive meetings of the Board of Directors or more than 25% of the total number of meetings of the Board of Directors and committees on which the director serves in any year, or (v) any other proper cause as may be specified in the Bylaws. The previous provisions of the Bylaws did not include any specific grounds for removal.

•	Relocated former Section 12.2 of the Bylaws (relating to Executive Committee) to Article 13 of the Bylaws which deals with committees of the Board of Directors.

•	Updated the language of Article 12 of the Bylaws to conform with the language of the Pennsylvania Business Corporation Law.

•	Updated Section 14.3 of the Bylaws, dealing with notice for special meetings of the Board of Directors, to conform to Pennsylvania law.

•	Revised Section 17.2 of the Bylaws, dealing with compensation of officers, to conform to the Compensation Committee Charter of the Board of Directors.

•

Revised Section 25.1 of the Bylaws, dealing with the Company’s share certificates, to specifically confirm that share certificates can be signed by the Chairman of the Board, in addition to the President or a Vice President and the Secretary or the Treasurer or any other person authorized by the Board of Directors.

•

Removed former Section 29.1, which previously required the Chairman of the Board of Directors and the President of the Company to present prior to each annual meeting of shareholders a full and complete statement of the business and affairs or the Company, because such reports are included with the financial information presented annually to shareholders in connection with the Company’s annual meeting.

•	Updated the notice provisions in Section 32.1 of the Bylaws to conform to manner of giving notice permitted under Pennsylvania law.

A copy of the amended and restated Bylaws of the Company is attached as Exhibit 3(ii) to this Current Report and the foregoing summary is qualified by reference to such amended and restated Bylaws.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is filed herewith:

3(ii)	Amended and Restated Bylaws of Mid Penn Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.
Dated: August 30, 2010
	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer